Exhibit 10.8

Hill Feinberg Waiver

WAIVER OF EXECUTIVE’S 2011 BONUS

This Waiver of Executive’s 2011 Bonus (“Waiver”) is hereby executed effective as of the date set forth below (the “Effective Date”) by the undersigned (the “Executive”), as an employee of FIRST SOUTHWEST HOLDINGS, LLC (the “Employer”), a subsidiary of PLAINSCAPITAL CORPORATION, a Texas corporation (“Plains Capital”), on behalf of himself, his heirs, executives, successors and assigns for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged.

WHEREAS, the Employer, Plains Capital and the Executive entered into that certain Employment Agreement dated December 18, 2008, as amended by the First Amendment to Employment Agreement dated as of March 2, 2009 (the “Employment Agreement”), pursuant to which the Executive is entitled to receive an annual bonus for any given year that is not less than the average bonus paid to Executive by Employer in respect of the three (3) calendar years immediately preceding the year of such bonus (the “Guaranteed Bonus”);

WHEREAS, the Executive desires to waive a portion of the Guaranteed Bonus that would be payable to him in March of 2012 with respect to the fiscal year ending December 31, 2011.

NOW, THEREFORE, pursuant to this Waiver, as of the Effective Date, notwithstanding any provisions of the Employment Agreement, or any other agreement or understanding between the Employer and the Executive, the Executive hereby irrevocably and unconditionally waives and relinquishes his rights and any and all claims to receive $91,777 of the Guaranteed Bonus for 2011 (the “Waived Amount”).

The Executive further certifies, acknowledges and agrees that:

1.	No portion of the Guaranteed Bonus is payable until March, 2012, and that as of the Effective Date, no portion of the Guaranteed Bonus has been credited to his account or made available to him without restriction.

2.	As of the Effective Date, he shall not longer have any right, title, claim or interest in the Waived Amount and neither the Employer nor Plains Capital shall have any obligation either now or in the future to pay the Waived Amount to the Executive, or his heirs, estates or assigns.

3.	He has read and completely understands the provisions of this Waiver and that he is signing freely and voluntarily, without duress, coercion or undue influence.

IN WITNESS WHEREOF, the Executive has executed this Waiver effective as of the 7th day of March, 2012.

By:	/s/ Hill Feinberg
Printed Name: Hill Feinberg